UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Stewart Ave., Garden City, NY	11530
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On January 14, 2021, ProPhase Labs, Inc. (the “Company”) entered into an Amendment and Termination Agreement (the “Agreement”) with Predictive Laboratories, Inc. (“Predictive”), pursuant to which the parties amended that certain Amended and Restated Promissory Note and Security Agreement by and between the parties, dated September 25, 2020. Pursuant to the terms of the Agreement, the Company has loaned an additional $1 million to Predictive in consideration for Predictive’s agreement to cancel its existing consulting agreement with the Company, dated September 25, 2020 (the “Consulting Agreement”), and terminate the Company’s obligation to pay Predictive additional consulting fees beyond the $250,000 already earned by Predictive under the Consulting Agreement. As a result, the initial principal amount due under the Note was increased from $3 million to $3.75 million plus all accrued and unpaid interest arising under the Note through and including January 14, 2021.

The Note, as amended, provides for certain prepayments on test fees collected by Predictive to be paid by Predictive to the Company until the Note is repaid in full. In addition, on each payment date commencing on or after September 1, 2021, in addition to the test fee prepayments, Predictive will also make payments in an amount equal to the greater of (x) the test fee, or (y) 1/36th of the then outstanding principal amount of the Note, together with interest thereon and interest accruing on the Note, in accordance with the terms of the Note.

The foregoing description of the material terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which are filed herewith as Exhibits 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment and Termination Agreement, dated and effective as of January 14, 2021

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Monica Brady
Monica Brady
Chief Financial Officer

Date: January 15, 2021